UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Jade Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23 Suite 105 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 312-3013

Aerovate Therapeutics, Inc.

930 Winter Street, Suite M-500

Waltham, MA 02451

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§/230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§/240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE

On April 28, 2025 (the “Closing Date”), Jade Biosciences, Inc., a Nevada corporation (formerly known as Aerovate Therapeutics, Inc., a Delaware corporation) (prior to the Closing Date, unless context otherwise requires, “Aerovate” and, after the Closing Date, the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated as of October 30, 2024 (the “Merger Agreement”), by and among Aerovate, Caribbean Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Aerovate (“First Merger Sub”), Caribbean Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Aerovate (“Second Merger Sub”), and Jade Biosciences, Inc., a private Delaware corporation (prior to the Closing Date, unless context otherwise requires, “Jade”).

Following the Reverse Stock Split (as defined below), which occurred immediately prior to the Closing of the Merger, and as a result of and upon the effective time of the First Merger (as defined herein) (the “First Effective Time”), (i) each then-outstanding share of common stock, par value $0.0001 per share, of Jade (the “Jade common stock”) (including shares of Jade common stock issued in the Jade Pre-Closing Financing described below) immediately prior to the First Effective Time (excluding shares cancelled pursuant to the Merger Agreement and excluding dissenting shares) automatically converted into the right to receive a number of shares of common stock, par value $0.0001, of Aerovate (the “Company common stock” and prior to the effective time of the Merger, the “Aerovate common stock”), equal to the Exchange Ratio (as defined herein), (ii) each then-outstanding share of Series Seed Convertible Preferred Stock, par value $0.0001 per share, of Jade (the “Jade Preferred Stock”) immediately prior to the First Effective Time (excluding shares cancelled pursuant to the Merger Agreement and excluding dissenting shares) automatically converted into the right to receive a number of shares of Series A Non-Voting Convertible Preferred Stock of Aerovate, par value $0.0001 per share (which are each convertible into 1,000 shares of Company common stock) (the “Company Series A Preferred Stock” and prior to the effective time of the Merger, the “Aerovate Series A Preferred Stock”), equal to the Exchange Ratio divided by 1,000, (iii) each then-outstanding option to purchase Jade common stock was assumed by Aerovate and converted into an option to purchase shares of Company common stock, subject to adjustment as set forth in the Merger Agreement, (iv) each then-outstanding warrant to purchase shares of Jade common stock (including any pre-funded warrants to purchase shares of Jade common stock issued in the Jade Pre-Closing Financing described below) was converted into a warrant to purchase shares of Company common stock (each, a “Company pre-funded warrant”), subject to adjustment as set forth in the Merger Agreement and the form of pre-funded warrant, (v) each option to acquire shares of Aerovate common stock (whether vested or unvested) with an exercise price less than or equal to the Aerovate Closing Price (as defined below) was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable tax withholding, equal to the excess of (A) $2.5269, the volume weighted average closing trading price of a share of Aerovate common stock on The Nasdaq Stock Market LLC (“Nasdaq”) for the five (5) consecutive trading days ending three (3) trading days immediately prior to the date for the Special Meeting (as defined below) (the “Aerovate Closing Price”) over (B) the exercise price of such option, (vi) each option to acquire shares of Aerovate common stock with an exercise price greater than the Aerovate Closing Price was cancelled for no consideration and (vii) each share of Aerovate common stock issued and outstanding at the First Effective Time remains issued and outstanding in accordance with its terms. Shares of Jade common stock that were unvested or subject to a repurchase option or risk of forfeiture at the First Effective Time were converted into shares of Aerovate common stock subject to the same repurchase option or risk of forfeiture.

No fractional shares of Aerovate common stock or Aerovate Series A Preferred Stock were issued in connection with the Merger, and no certificates or scrip for any such fractional shares were issued. Each holder of shares of Jade common stock or Jade Preferred Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Aerovate common stock or Aerovate Series A Preferred Stock (after taking into account all certificates delivered by such holder and the aggregate number of shares of Aerovate common stock or Aerovate Series A Preferred Stock represented thereby) received, in lieu thereof, cash (without interest and subject to applicable tax withholding) in an amount equal to such fractional part of a share of Aerovate common stock or Aerovate Series A Preferred Stock multiplied by $2.68, the last reported sale price of Aerovate common stock at 4:00 p.m. (New York City time), end of regular trading hours on Nasdaq, on the last trading day prior to the effective time of the Merger (being April 25, 2025).

The Exchange Ratio was calculated using a formula intended to allocate existing Aerovate and Jade security holders a percentage of the Company. Based on Aerovate’s and Jade’s value as of the date of the merger agreement and capitalization as of April 28, 2025 (subject to certain adjustments), the Exchange Ratio (as adjusted for the Reverse Stock Split) was 0.6311 shares of Aerovate common stock for each share of Jade common stock.

After giving effect to the Jade Pre-Closing Financing, immediately following the completion of the Merger, Aerovate securityholders owned approximately 1.4% of the capital stock of the Company on a fully-diluted basis, and Jade securityholders, including shares of Jade common stock and Jade pre-funded warrants purchased in the Jade Pre-Closing Financing, own approximately 98.6% of the capital stock of the Company on a fully-diluted basis.

In addition, on April 28, 2025, the Company paid a special cash dividend in an aggregate amount of approximately $69.6 million and distributed approximately $2.40 per share (on a pre-Reverse Stock Split basis) of Aerovate common stock to stockholders of record of outstanding shares of Aerovate common stock as of a record date of April 25, 2025.

On April 28, 2025, First Merger Sub merged with and into Jade, with Jade surviving as a wholly owned subsidiary of Aerovate and the surviving corporation of the merger (the “First Merger”), and Jade merged with and into Second Merger Sub, with Second Merger Sub continuing as Aerovate’s wholly owned subsidiary and the surviving entity of the merger (the “Second Merger,” and together with the First Merger, the “Merger”). In connection with the completion of the Merger, Second Merger Sub changed its name to “Jade Biosciences Operating Company, LLC” and Aerovate changed its name to “Jade Biosciences, Inc.” (the “Company Name Change”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. Following the Company Name Change, Jade Biosciences Operating Company, LLC merged with and into the Company, with the Company surviving the merger.

The material provisions of the Merger Agreement are described in Aerovate’s definitive proxy statement/prospectus filed on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), most recently amended on March 24, 2025 and declared effective on March 25, 2025 (as amended, the “Proxy Statement/Prospectus”), in the section entitled “The Merger Agreement” beginning on page 155, and are incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Support and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain Jade stockholders (solely in their respective capacities as Jade stockholders) holding approximately 99.0% of the outstanding shares of Jade capital stock entered into support agreements with Aerovate and Jade to vote all of their shares of Jade capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Jade Support Agreements”) and (b) certain Aerovate stockholders (solely in their respective capacities as Aerovate stockholders) holding approximately 37.7% of the outstanding shares of Aerovate common stock entered into support agreements with Aerovate and Jade to vote all of their shares of Aerovate common stock in favor of, among others, Proposal Nos. 1-7 of the Proxy Statement/Prospectus, and against any alternative acquisition proposals (the “Aerovate Support Agreements” and, together with the Jade Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain of Jade’s executive officers, directors and stockholders entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such parties have agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Aerovate’s common stock or any securities convertible into or exercisable or exchangeable for Aerovate common stock, currently or thereafter owned, including shares of Aerovate common stock issuable upon conversion of Aerovate Series A Preferred Stock issued in exchange for shares of Jade Preferred Stock in the Merger, but excluding, as applicable, shares purchased in the Jade Pre-Closing Financing (including any shares of Aerovate common stock issuable upon the exercise of pre-funded warrants issued in exchange for pre-funded warrants to purchase shares of Jade common stock sold in the Jade Pre-Closing Financing), until 180 days after the effective time of the Merger.

Descriptions of the Support Agreements and the Lock-Up Agreements are included in the Proxy Statement/Prospectus in the sections entitled “Agreements Related to the Merger—Support Agreements” and “Agreements Related to the Merger—Lock-Up Agreements” on page 172 and are incorporated herein by reference.

The foregoing descriptions of the Support Agreements and the Lock-Up Agreements are not complete and are subject to and qualified in their entirety by reference to the complete text of the Form of Jade Support Agreement, the Form of Aerovate Support Agreement and the Form of Lock-Up Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain new and existing investors of Jade (the “Financing Investors”) entered into a subscription agreement with Jade (the “Subscription Agreement”), pursuant to which such investors purchased, immediately prior to the Merger, 43,947,116 shares of Jade common stock and 12,305,898 Jade pre-funded warrants, for gross proceeds of approximately $334.2 million (which reflects the conversion of the previously issued $95 million of convertible notes, plus accrued and unpaid interest thereon) (the “Jade Pre-Closing Financing”). The convertible notes converted into shares of Jade common stock equal to the principal plus accrued and unpaid interest divided by the applicable conversion price thereunder. For purposes of the Jade Pre-Closing Financing, the conversion price was equal to the price per share sold in the Jade Pre-Closing Financing multiplied by 0.80. Accordingly, the aggregate value of shares of Jade common stock or Jade pre-funded warrants received by holders of convertible notes in the Jade Pre-Closing Financing was approximately $129.2 million and the value of the remaining shares of Jade common stock or pre-funded warrants issued in the Jade Pre-Closing Financing was $205 million, for a total value of securities issued of approximately $334.2 million. Under the Subscription Agreement, the number of shares of Jade common stock or pre-funded warrants, as applicable, was determined at a purchase price per share or pre-funded warrant equal to (i) a valuation for Jade equal to approximately $175 million, (ii) divided by the number of shares of Jade common stock outstanding immediately prior to the First Effective Time (excluding the securities being issued under the Subscription Agreement).

The Jade pre-funded warrants have an exercise price per share equal to $0.0001 (as adjusted from time to time as provided in the form of pre-funded warrant) and may be exercised at any time and from time to time after the original issue date. The Jade pre-funded warrants do not expire.

The shares of Jade common stock and Jade pre-funded warrants that were issued in the Jade Pre-Closing Financing were or have the right to be, respectively, converted into shares of Company common stock in the Merger. The Subscription Agreement contains customary representations and warranties of Jade and also contains customary representations and warranties of the purchaser parties thereto.

A description of the Subscription Agreement is included in the Proxy Statement/Prospectus in the section entitled “Agreements Related to the Merger—Subscription Agreement” beginning on page 172 and is incorporated herein by reference.

The foregoing descriptions of the Subscription Agreement and Form of Pre-Funded Warrant are not complete and are subject to and qualified in their entirety by reference to the complete text of the Form of Subscription Agreement and Form of Pre-Funded Warrant, respectively, copies of which are attached hereto as Exhibits 10.4 and 4.1, respectively, and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreements

On April 28, 2025, the Company entered into indemnification agreements with each of its directors and executive officers (collectively, the “Indemnitees” and, the “Indemnification Agreements”), which replaced and superseded any previous indemnification agreements between the Company and each such individual. The Indemnification Agreements provide for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Merger, is incorporated into this Item 2.01 by reference.

All of the proposals included in the Proxy Statement/Prospectus were approved by Aerovate stockholders at a special meeting of stockholders held on April 16, 2025 (the “Special Meeting”) other than the proposal to adjourn the Special Meeting, which was not presented to the stockholders.

In connection with the consummation of the Merger, on the Closing Date:

•

Jade issued to the Financing Investors (prior to giving effect to the Exchange Ratio) an aggregate of 43,947,116 shares of Jade common stock and 12,305,898 Jade pre-funded warrants for gross proceeds of approximately $334.2 million, inclusive of shares issuable upon the conversion of the previously issued $95 million of convertible notes, plus accrued and unpaid interest and premiums thereon; and

•

all of the then-outstanding (i) 5,819,672 shares of Jade common stock, (ii) 20,000,000 shares of Jade Preferred Stock, (iii) 12,612,209 outstanding options exercisable for shares of Jade common stock, (iv) 43,947,116 shares of common stock purchased in the Jade Pre-Closing Financing and (v) 12,305,898 pre-funded warrants purchased in the Jade Pre-Closing Financing were automatically converted into the right to receive the number of Company common stock, Company Series A Preferred Stock or Company pre-funded warrants in lieu thereof equal to the exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”), except for the preferred stock which was converted at a one thousand to one ratio.

Immediately following the application of the Exchange Ratio (which was adjusted to give effect to the Reverse Stock Split (as defined below)), and following the consummation of the transactions contemplated by the Merger Agreement, the Company had 52,624,173 shares of Company common stock (assuming the exercise in full of all Company pre-funded warrants and including conversion of preferred stock but excluding outstanding employee and director option awards), which is comprised of:

•	32,235,926 shares of Company common stock (inclusive of issuances pursuant to the Merger Agreement and the Jade Pre-Closing Financing);

•	7,766,247 Company pre-funded warrants, each exercisable for one share of Company common stock at a price of $0.0001 per share; and

•	12,622,000 shares of Company common stock underlying Company Series A Preferred Stock.

Immediately prior to the consummation of the Merger, Aerovate effected a 1-for-35 reverse stock split of Aerovate common stock, which became legally effective on April 28, 2025 (the “Reverse Stock Split”). The Company common stock commenced trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on April 29, 2025.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Aerovate was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act, including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company.

These forward-looking statements include express or implied statements relating to the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward- looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, events and unanticipated spending and costs that could reduce the Company’s cash resources; the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the Company to protect its intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; adverse legislative, regulatory, political and economic developments; the risk of setbacks in the Company’s plans to develop and commercialize product candidates for the treatment of autoimmune diseases; the Company’s ability to maintain its material agreements, including its license agreement and option agreement with Paragon Therapeutics, Inc., and enter into new license and collaboration agreements; delays or challenges in the Company’s ongoing and future preclinical studies and clinical trials and the reporting of data from those studies and trials; the risk that the efficacy, safety and extended half-life of the Company’s product candidates will be disappointing compared with expectations; the Company’s plans relating to the further development of its programs, including additional indications the Company may pursue; the risk that the size of the market opportunity for the Company’s programs, including the Company’s estimates of the number of patients who suffer from the diseases it is targeting may be lower than expected; the Company’s reliance on third parties to conduct additional preclinical studies and clinical trials of its programs and for the manufacture of the Company’s programs for preclinical studies and clinical trials; the risk of negative developments in the cost, timing and results of the Company’s preclinical and clinical development activities and planned clinical trials; the Company’s plans regarding, and its ability to maintain, obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize its programs; the timing of and the Company’s ability to obtain and maintain regulatory approvals for its product candidates, as well as future product candidates. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that the Company considers immaterial or which are unknown. It is not possible to predict or identify all such risks.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC, discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of the Company could differ materially from the forward-looking statements. All forward-looking statements in this communication are current only as of the date on which the statements were made. The Company does not undertake any obligation to (and expressly disclaims any such obligation to) publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

Business and Facilities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Jade’s Business” beginning on page 276 is incorporated herein by reference.

Risk Factors

The risks associated with Jade’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to Jade” beginning on page 62 and the risks associated with the business and operations of the Company are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to the Combined Company” beginning on page 97, each of which are incorporated herein by reference.

Financial Information

Audited Financial Statements

The audited financial statements of Jade as of December 31, 2024 and June 18, 2024 and for the period from June 18, 2024 (inception) to December 31, 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-22 and are incorporated herein by reference.

The audited financial statements of Aerovate as of and for the years ended December 31, 2024 and 2023 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Aerovate and Jade as of and for the year ended December 31, 2024 and the related notes thereto are attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Jade Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2024 and for the period from June 18, 2024 (inception) to December 31, 2024 is included in the Proxy Statement/Prospectus beginning on page 331 and is incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations prior to the Merger is included in the Proxy Statement/Prospectus in the section entitled “Aerovate Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 321, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Company common stock as of April 28, 2025 by:

•	each person or group of affiliated persons, who is known by the Company to be the beneficial owner of more than 5% of Company common stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current directors and executive officers as a group.

The column entitled “Percentage of Shares Outstanding Beneficially Owned” is based on a total 32,235,926 shares of Company common stock outstanding as of April 28, 2025, after giving effect to the Reverse Stock Split that was effected on April 28, 2025 and the Merger.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Company common stock. Shares of Company common stock subject to options that are currently exercisable or exercisable within 60 days of April 28, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Company common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	7,249,356	19.99%
Entities affiliated with Venrock Healthcare Capital Partners(2)	3,220,369	9.99%
FMR LLC(3)	2,974,503	9.23%
Entities Associated with Deep Track Capital Management(4)	2,970,657	9.22%
Entities Associated with Frazier Life Sciences(5)	1,772,116	5.50%
Directors and Named Executive Officers
Tom Frohlich(6)	88,394	*
Andrew King, BVMS, Ph.D.(7)	369,944	1.15%
Hetal Kocinsky, M.D.	—	—
Eric Dobmeier, J.D.	—	—
Tomas Kiselak(1)	7,249,356	19.99%
Christopher Cain, Ph.D.	—	—
Lawrence Klein, Ph.D.(8)	86,215	*
Erin Lavelle	—	—
Timothy P. Noyes	532	*
George Eldridge	675	*
Hunter Gillies, M.B.Ch.B.	160	*
Timothy J. Pigot	36	*
All executive officers and directors as a group (10 persons)(9)	7,793,909	21.68%

*	Less than 1%.
(1)

Consists of (i)(A) 564,551 shares of Company common stock, (B) 988 shares of Company common stock issuable upon the exercise of pre-funded warrants and (C) 4,028,000 shares of Company common stock issuable upon conversion of 4,028 shares of Company Series A Preferred Stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”) and (ii) 2,655,817 shares of the Company common stock held by Fairmount Healthcare Co-Invest IV L.P. (“Fairmount Fund IV”). Excludes (i) 4,934,171 shares of Company common stock issuable upon the exercise of the pre-funded warrants and (ii) 8,594,000 shares of Company common stock issuable upon the conversion of 8,594 shares of Company Series A Preferred Stock. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99% and the shares of Company Series A Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount Funds Management LLC (“Fairmount”) and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of Company common stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of common stock, the beneficial ownership limitation applicable to the shares of Company Series A Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II and Fairmount Fund IV. Fairmount Fund II and Fairmount Fund IV have delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II and Fairmount Fund IV’s portfolios. Because Fairmount Fund II and Fairmount Fund IV have divested themselves of voting and investment power over the securities they hold and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II and Fairmount Fund IV disclaim beneficial ownership of the securities they hold. As managers of Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II and Fairmount Fund IV. Fairmount, Mr. Harwin and Mr. Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.
(2)

Consists of (i) 2,592,691 shares of Company common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCPEG”), (ii) 570,656 shares of Company common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP3”), and (iii) 57,017 shares of Company common stock held by VHCP Co-Investment Holdings III, LLC (“VHCPCo3”). Excludes 1,964,611, 432,415, and 43,204 shares of Company common stock issuable upon the exercise of the pre-funded warrants held by VHCPEG, VHCP3 and VHCPCo3, respectively. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict Venrock Healthcare Capital Partners and its affiliates from exercising that portion of the warrants that would result in Venrock Healthcare Capital Partners and its affiliates owning, after exercise, a number of shares of Company common stock in excess of the applicable ownership limitation. VHCP Management III, LLC (“VHCPM3”) is the sole general partner of VHCP3 and the sole manager of VHCPCo3. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCPEG. As voting members of VHCPM3 and VHCPM EG, Dr. Bong Koh and Nimish Shah may be deemed beneficial owners of any securities beneficially owned by VHCPM3 and VHCPM EG. The principal business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(3)

All of the shares listed in the table above are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Deep Track Capital, LP (“Deep Track”) is the investment manager of Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Master Fund”). Deep Track Capital GP, LLC (“Deep Track GP”) is the general partner of Deep Track. David Kroin is the managing member of Deep Track GP. Deep Track, Deep Track Master Fund and Mr. Kroin have shared voting and dispositive power with respect to the securities. The business address of Deep Track is 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830, the business address of Deep Track Master Fund is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands, and the business address of Mr. Kroin is c/o Deep Track Capital, LP, 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830.

(5)

Consists of (i) 11,897 shares of Company common stock held by Frazier Life Sciences X, L.P. (“FLS X”), (ii) 24,008 shares of Company common stock held by Frazier Life Sciences XI, L.P. (“FLS XI”), (iii) 1,340,703 shares of Company common stock held by Frazier Life Sciences Public Fund, L.P. (“FLS Public Fund”), and (iv) 395,508 shares of Company common stock held by Frazier Life Sciences Public Overage

Fund, L.P. (“FLS Overage Fund”). FHMLSP, L.P. is the general partner of FLS Public Fund and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by FLS Public Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLS Public Fund except to the extent of their pecuniary interests in such shares, if any. FHMLSP Overage, L.P., is the general partner of FLS Overage Fund and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by FLS Overage Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLS Overage Fund except to the extent of their pecuniary interests in such shares, if any. FHMLS X, L.P. is the general partner of FLS X, and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by FLS X. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by FLS X except to the extent of their pecuniary interests in such shares, if any. FHMLS XI, L.P. is the general partner of FLS XI, and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by FLS XI. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by FLS XI except to the extent of their pecuniary interests in such shares, if any. The principal business address of the above referenced entities and persons is 1001 Page Mill Rd., Building 4, Ste. B, Palo Alto, CA 94304.
(6)	Consists of 88,394 shares of Company common stock issuable upon the exercise of options that have vested or will vest within 60 days of the date of this table.
(7)

Consists of 344,863 shares of Company restricted voting common stock and 25,081 shares of Company common stock issuable upon the exercise of options that have vested or will vest within 60 days of the date of this table.

(8)	Consists of 86,215 shares of Company restricted voting common stock.
(9)	See Notes (1), (6), (7) and (8) above.

Information about Directors and Executive Officers

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Appointment of Directors and Certain Officers” is incorporated herein by reference.

Director Compensation

The compensation of the directors of Jade prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Jade Director Compensation” beginning on page 188 and is incorporated herein by reference.

The compensation of the non-employee directors of Aerovate prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Aerovate Non-Employee Director Compensation” beginning on page 193 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Non-Employee Director Compensation Program” is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Jade prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Jade Executive Compensation” beginning on page 184 and is incorporated herein by reference.

The compensation of the named executive officers of Aerovate prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Aerovate Executive Compensation” beginning on page 189 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the headings “Stock Incentive Plan” and “Departure of Directors and Certain Officers” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger—Board Committees—Compensation Committee” beginning on page 356 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 358 is incorporated herein by reference.

Director Independence

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria.

The newly constituted board of directors of the Company (the “Board”) has determined that each of the directors other than Tom Frohlich, the Company’s current Chief Executive Officer, including Christopher Cain, Eric Dobmeier, Tomas Kiselak, Lawrence Klein and Erin Lavelle, each of whom is a current member of the Board, qualify as “independent directors” as defined under Nasdaq listing rules. In making these determinations, the Board considered the current and prior relationships that each director has with Aerovate and Jade and all other facts and circumstances that the Board deemed relevant in determining the independence of each director, including the interests of each director in the Merger, any relevant related party transactions and the beneficial ownership of securities of Aerovate, Jade or the Company by each director.

The Board has also determined that each member of the Audit Committee (as defined below) and Compensation Committee (as defined below) is independent and satisfies the relevant independence requirements for such committees under the Nasdaq listing rules and the Exchange Act and that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Committees of the Board of Directors” is incorporated herein by reference.

Legal Proceedings

The information set forth in the section of the Proxy Statement/Prospectus entitled “Aerovate’s Business—Legal Proceedings” on page 251 and in the section entitled “Jade’s Business—Legal Proceedings” on page 320 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Aerovate common stock were historically listed on The Nasdaq Global Market of the Nasdaq Stock Market under the symbol “AVTE.” On April 29, 2025, shares of Company common stock were listed on The Nasdaq Capital Market of the Nasdaq Stock Market under the symbol “JBIO.”

As of the Closing Date and following the completion of the Merger, and after giving effect to the Reverse Stock Split legally effected on April 28, 2025, the Company had approximately 32,235,926 shares of Company common stock issued and outstanding held of record by approximately 173 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

Also on the Closing Date and following completion of the Merger, the Company distributed a one-time special cash dividend of approximately $69.6 million in the aggregate, or approximately $2.40 per share of Aerovate common stock (on a pre-Reverse Stock Split basis), to Aerovate pre-Merger stockholders of record as of April 25, 2025.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 26 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the Proxy Statement/Prospectus in the section entitled “Description of Aerovate Capital Stock” beginning on page 378 and in the section entitled “Comparison of Rights of Holders of the Delaware Corporation Capital Stock and the Nevada Corporation Capital Stock” beginning on page 209 is incorporated herein by reference.

Indemnification of Directors and Officers

The Nevada Charter (as defined below) provides that the liability of the directors and officers of the Company is eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes (as amended from time to time, the “NRS”). Under the NRS, the Company’s directors and officers will not be personally liable to the Company or its stockholders or creditors for any damages for breach of fiduciary duty as a director or an officer as a result of any act or failure to act in their capacity as a director or officer, unless the presumption of Nevada’s codified business judgment rule has been rebutted and it is proven that the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties as a director or officer, and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Nevada Bylaws (as defined below) provide that the Company shall indemnify and advance expenses to its directors and executive officers and may indemnify and advance expenses to its employees or other agents, to the fullest extent authorized or permitted by applicable law. The Nevada Bylaws also provide that the Company may maintain insurance to protect a director or an officer against liability.

The foregoing descriptions of the Nevada Charter and Nevada Bylaws do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Nevada Charter and Nevada Bylaws, copies of which are attached hereto as Exhibits 3.4 and 3.5, respectively, and are incorporated herein by reference.

The Company obtained insurance that covers certain liabilities of its directors and officers, effective as of April 28, 2025.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 167 and is incorporated herein by reference.

Financial Information and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Jade Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2024 and for the period from June 18, 2024 (inception) to December 31, 2024 is included in the Proxy Statement/Prospectus beginning on page 331 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Aerovate held the Special Meeting on April 16, 2025. At the Special Meeting, Aerovate’s stockholders approved, among other matters, amendments to the second amended and restated certificate of incorporation of Aerovate to (i) increase the number of authorized shares of Company common stock from 150,000,000 shares to 300,000,000 (the “Authorized Share Increase”), (ii) effect the Reverse Stock Split and (iii) effect the redomestication of Aerovate from the State of Delaware to the State of Nevada by conversion (the “Redomestication”) by means of a plan of conversion (the “Plan of Conversion”), in each case as described in the Proxy Statement/Prospectus. Following the Special Meeting, Aerovate’s board of directors approved the Reverse Stock Split at a ratio of 1-for-35. On April 28, 2025, Aerovate filed a Certificate of Designation with the Secretary of State of the State of Delaware designating the Company Series A Preferred Stock, effective immediately upon filing (the “Delaware Certificate of Designation”). To effect the Reverse Stock Split, Aerovate filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reverse Stock Split Certificate of Amendment”), with an effective time of 9:15 a.m., Eastern Daylight Time, on April 28, 2025 (“Reverse Stock Split Certificate of Amendment Effective Time”). To effect the Authorized Share Increase, Aerovate filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Authorized Share Increase Certificate of Amendment”), with an effective time of 9:16 a.m., Eastern Daylight Time, on April 28, 2025. To effect the Company Name Change, Aerovate filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Name Change Certificate of Amendment”), with an effective time of 9:19 a.m., Eastern Daylight Time, on April 28, 2025. Pursuant to the Plan of Conversion, to effect the Redomestication, the Company (i) filed a Certificate of Conversion with the Secretary of State of the State of Delaware (the “Certificate of Conversion”), with an effective time of 4:01 p.m., Eastern Daylight Time, on April 28, 2025, and (ii) filed an Articles of Conversion, the Nevada Charter and an Initial List of Officers and Directors with the Secretary of State of the State of Nevada, with an effective time of 4:01 p.m., Eastern Daylight Time, on April 28, 2025. On April 28, 2025, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada designating the Company Series A Preferred Stock, with an effective time of 4:01 p.m., Eastern Daylight Time (the “Nevada Certificate of Designation”).

As of the Reverse Stock Split Certificate of Amendment Effective Time, every 35 shares of Company common stock issued and outstanding immediately prior to the Reverse Stock Split were automatically and without further action on the part of the Company or any holders of such Company common stock, combined into one share of Company common stock. Immediately following the Reverse Stock Split and Merger, there were approximately 32.2 million shares of Company common stock issued and outstanding.

No fractional shares of Company common stock were issued as a result of the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of Company common stock as a result of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Company common stock multiplied by the closing price per share as reported by Nasdaq on April 28, 2025. The Company common stock commenced trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on April 29, 2025, at which time the Company common stock was represented by a new CUSIP number (008064 206). The par value per share of the Company common stock remained unchanged.

Through the adoption of the Plan of Conversion, at the effective time of the Redomestication:

•	The Company continues in existence as a Nevada corporation (the “Nevada Corporation”) and continues to operate its business under the name “Jade Biosciences, Inc.”

•	The internal affairs of the Company ceased to be governed by Delaware law and instead are governed by Nevada law.

•

The Company ceased to be governed by Aerovate’s second amended and restated certificate of incorporation and Aerovate’s amended and restated bylaws and instead is governed by the provisions of the Nevada articles of incorporation (the “Nevada Charter”) and the Nevada bylaws (the “Nevada Bylaws”).

•

The Redomestication did not result in any change in the Company’s business, management, obligations, assets or liabilities (other than as a result of the transaction costs related to the Redomestication).

•	Each outstanding share of Company common stock automatically converted into one outstanding share of common stock of the Nevada Corporation.

•	Each outstanding share of any series of Company preferred stock automatically converted into one outstanding share of the corresponding series of the preferred stock of the Nevada Corporation.

•	Stockholders of the Company are not required to exchange their existing stock certificates for new stock certificates.

•

Each outstanding option or right to acquire shares of Company common stock continued in existence in the form of and automatically became an option or right to acquire an equal number of shares of common stock of the Nevada Corporation under the same terms and conditions.

•

The common stock of the Nevada Corporation resulting from the conversion continue to be traded on Nasdaq under the symbol “JBIO.” The Redomestication did not cause any interruption in the trading of such common stock.

•

The Redomestication did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication.

•	The Redomestication did not have any material accounting implications.

Certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, Nevada Charter, and Nevada Bylaws, and the effects of the Redomestication, is set forth in Proposal No. 4 of the Proxy Statement/Prospectus beginning on page 207, and the description contained therein is incorporated herein by reference.

The foregoing descriptions of the Plan of Conversion, Authorized Share Increase Certificate of Amendment, Reverse Stock Split Certificate of Amendment, Name Change Certificate of Amendment, Nevada Charter, Delaware Certificate of Designation, and Nevada Certificate of Designation do not purport to be complete and are subject to and qualified in their entirety by the full text of the Plan of Conversion, Authorized Share Increase Certificate of Amendment, Reverse Stock Split Certificate of Amendment, Name Change Certificate of Amendment, Nevada Charter, Delaware Certificate of Designation, and Nevada Certificate of Designation, copies of which are attached hereto as Exhibits 2.2, 3.1, 3.2, 3.3, 3.4, 3.6 and 3.7, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) served as the independent registered public accounting firm of Aerovate prior to the consummation of the Merger. On April 28, 2025, KPMG was dismissed as the independent registered public accounting firm of the Company. The decision to dismiss KPMG was approved by the Audit Committee of the Board (the “Audit Committee”).

The reports of KPMG on the consolidated financial statements of Aerovate for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During Aerovate’s two most recent fiscal years and the subsequent period from January 1, 2025 to April 28, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures made in this Item 4.01 and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter to the SEC dated May 1, 2025 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm of Jade prior to the consummation of the Merger. On April 28, 2025, the Audit Committee appointed PwC as the independent registered public accounting firm of the Company.

During Aerovate’s two most recent fiscal years and the subsequent period from January 1, 2025 to April 28, 2025, neither Aerovate nor anyone on its behalf consulted PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Aerovate’s financial statements, and neither a written report nor oral advice was provided to Aerovate that PwC concluded was an important factor considered by Aerovate in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Introductory Note” regarding the Merger, the information set forth in Item 2.01 of this Current Report on Form 8-K in the section entitled “Security Ownership of Certain Beneficial Owners and Management” regarding the Board and executive officers following the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On April 28, 2025, Timothy Noyes, Habib Dable, Allison Dorval, David Grayzel, M.D., Mark Iwicki, Joshua Resnick, M.D. and Donald Santel resigned from Aerovate’s board of directors and its committees on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In addition, each of Timothy P. Noyes, Aerovate’s Chief Executive Officer, and George A. Eldridge, Aerovate’s Chief Financial Officer, resigned as executive officers at the Closing and their employment was terminated effective April 28, 2025 (the “Separation Date”), which terminations are considered to be without “cause” related to a change in control for purposes of their employment agreements with Aerovate. Each of Mr. Noyes and Mr. Eldridge have entered into a separation agreement and release of claims with Aerovate (the “Separation Agreements”), pursuant to which Mr. Noyes and Mr. Eldridge will each receive (a) a lump sum cash severance payment equivalent to 18 months (12 months for Mr. Eldridge) of their respective annual base salary and 1.5 times (one time for Mr. Eldridge) their respective target annual bonus, in each case, as in effect on the Separation Date, and (b) a lump-sum payment representing 18 months (12 months for Mr. Eldridge) of health insurance premiums.

The foregoing description of the Separation Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreements, copies of which are attached hereto as Exhibits 10.8 and 10.9 and are incorporated herein by reference.

Stock Incentive Plan

On February 19, 2025, Aerovate’s board of directors approved the Jade Biosciences, Inc. 2025 Stock Incentive Plan (the “2025 Stock Plan”), subject to stockholder approval and the consummation of the Merger. On April 16, 2025, Aerovate’s stockholders approved the 2025 Stock Plan at the Special Meeting and on April 28, 2025, the Board ratified the 2025 Stock Plan. The purpose of the 2025 Stock Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The initial share pool under the 2025 Stock Plan is 8,018,700. The shares that may be issued under the 2025 Stock Plan will be automatically increased on January 1 of each year beginning in 2026 and ending with a final increase on January 1, 2035, in an amount equal to 5% of the diluted stock (including Company common stock, preferred stock and unexercised pre-funded warrants) on the preceding December 31, unless a lower (or no) increase is determined by the Administrator. Only 50,000,000 shares of Company common stock may be issued under the 2025 Stock Plan as incentive stock options.

The foregoing description of the 2025 Stock Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2025 Stock Plan, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Employee Stock Purchase Plan

On February 19, 2025, Aerovate’s board of directors approved the Jade Biosciences, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”), subject to stockholder approval and the consummation of the Merger. On April 16, 2025, Aerovate’s stockholders approved the 2025 ESPP at the Special Meeting and on April 28, 2025, the Board ratified the 2025 ESPP. The purpose of the 2025 ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase shares of the Company common stock through accumulated contributions. The 2025 ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code; however, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company. The initial share pool under the 2025 ESPP is 526,241. The shares that may be issued under the 2025 ESPP will be automatically increased on January 1 of each year beginning in 2026 and ending with a final increase on January 1, 2035 in an amount equal to the lesser of 1% of the diluted stock (including Company common stock, preferred stock and unexercised pre-funded warrants) on the preceding December 31 or 2,000,000, unless a lower (or no) increase is determined by the Compensation Committee.

The foregoing description of the 2025 ESPP is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2025 ESPP, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Appointment of Directors and Certain Officers

On April 28, 2025, the Board appointed Tom Frohlich as the Company’s Chief Executive Officer, Jonathan Quick as the Company’s Senior Vice President, Finance and Treasurer, Andrew King as the Company’s Chief Scientific Officer & Head of Research and Development, Hetal Kocinsky as the Company’s Chief Medical Officer and Elizabeth Balta as General Counsel and Corporate Secretary, each to serve at the discretion of the Board.

On April 28, 2025, the Board decreased its size from seven to six members and appointed the following six individuals to the Board: Eric Dobmeier, Christopher Cain, Tom Frohlich, Tomas Kiselak, Lawrence Klein and Erin Lavelle. In connection with his appointment to the Board, Eric Dobmeier was also appointed as Chair of the Board.

Tomas Kiselak and Lawrence Klein are Class I directors, whose terms will expire at the Company’s 2028 annual meeting of stockholders. Christopher Cain and Tom Frohlich are Class II directors, whose terms will expire at the Company’s 2026 annual meeting of stockholders. Eric Dobmeier and Erin Lavelle are Class III directors, whose terms will expire at the Company’s 2027 annual meeting of stockholders.

Other than as disclosed in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company,” beginning on page 358 and incorporated herein by reference, none of the Company’s newly appointed officers or directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than the Merger Agreement, there are no arrangements or understandings between the Company’s officers or directors and any other person pursuant to which such officers or directors were selected as an officer or a director. There are no family relationships among any of the Company’s directors and officers.

Each of the newly appointed principal officer’s and director’s biographical information is set forth below.

Tom Frohlich. Mr. Frohlich, age 49, has served as Jade’s Chief Executive Officer and as a member of its board of directors since October 2024. From June 2021 to October 2023, Mr. Frohlich served as Chief Operating Officer and, from January 2019 to June 2021, as Chief Business Officer at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023, where he was responsible for strategy, business development, commercial planning, chemistry, manufacturing and controls, quality and program management. From April 2018 to October 2023, Mr. Frohlich also served as an Operating Principal and subsequently as an Entrepreneur in Residence at Versant Ventures, a healthcare investment firm, where he was responsible for company creation and due diligence. From April 2018 to December 2018, Mr. Frohlich served as the Senior Vice President of Business Development at Inception Sciences, Inc., a drug discovery engine co-founded with Versant Ventures. Prior to joining Inception Sciences, from 2014 to 2018, Mr. Frohlich held positions of increasing responsibility at Arbutus Biopharma (formerly Tekmira Pharmaceuticals) (Nasdaq: ABUS), a biopharmaceutical company, most recently as Vice President of Business Development from 2016 through 2018. Prior to joining Arbutus Biopharma, Mr. Frohlich worked internationally at Johnson & Johnson (NYSE: JNJ), a pharmaceutical and medical technology company, from 2007 through 2014, and at Merck & Co., Inc. (NYSE: MRK), a pharmaceutical company, from 1998 through 2006, in various roles leading commercial strategy across all stages of product development. Mr. Frohlich serves on the board of directors of Nested Therapeutics and Borealis Biosciences. Mr. Frohlich received a B.Sc. in Biochemistry from the University of Victoria and an M.B.A. from the University of Oxford.

The Company believes Mr. Frohlich is qualified to serve as a member of the Board because of his business development, operational and senior management experience in the biotechnology industry.

Jonathan Quick. Mr. Quick, age 36, has served as Jade’s Senior Vice President, Finance and Treasurer since September 2024. From January 2023 to September 2024, Mr. Quick served as the Senior Vice President of Finance at Myeloid Therapeutics, Inc., a private biotechnology company, where he was responsible for overseeing the company’s finance, accounting and treasury functions. Prior to Myeloid, Mr. Quick served as Vice President of Finance at Alexion Pharmaceuticals, Inc., a biopharmaceutical company and subsidiary of AstraZeneca PLC (Nasdaq: AZN), from November 2022 to March 2023, where he led the finance and accounting functions for Alexion’s genomic medicines division. From April 2019 to November 2022, Mr. Quick served as the Vice President of Finance at LogicBio Therapeutics, Inc., a Nasdaq-listed biotechnology company that was acquired by Alexion in November 2022, where he was responsible for overseeing the company’s financial operations, including the controllership function, public company reporting and financial planning and analysis. Prior to LogicBio, Mr. Quick served in various roles of increasing responsibility at Karyopharm Therapeutics Inc. (Nasdaq: KPTI) and Celldex Therapeutics, Inc. (Nasdaq: CLDX). Mr. Quick began his career at PricewaterhouseCoopers LLP, where he was part of the Deals Advisory practice. Mr. Quick received a B.S. in Accountancy from Providence College and is a Certified Public Accountant in Massachusetts.

Andrew King, BVMS, Ph.D. Dr. King, age 45, has served as Jade’s Chief Scientific Officer & Head of Research and Development since August 2024. From June 2021 to October 2023, Dr. King served as Chief Scientific Officer and, from May 2019 to June 2021, as Head of Renal Discovery and Translational Medicine at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023, where he was responsible for overseeing the discovery research, non-clinical development, translational medicine and early clinical development teams, and led late-stage clinical development strategy as chair or co-chair of the development review committee and as a sponsor representative on the company’s global Phase 3 clinical trial steering committees. Prior to joining Chinook, Dr. King served as the Executive Vice President of Discovery at BIOAGE Labs, a private biotechnology company and as the Senior Director of Discovery and Translational Biology at Ardelyx, Inc. (Nasdaq: ARDX), a biotechnology company, where he focused on delivering small molecule candidates for the treatment of cardio-renal diseases. Prior to Ardelyx, Dr. King was a Principal Research Scientist at AbbVie Inc. (NYSE: ABBV), where he led the Renal Discovery scientific strategy to treat chronic kidney disease after serving in positions of increasing responsibility at Abbott Laboratories (NYSE: ABT). Dr. King received a B.Sc. in Veterinary Biology from Murdoch University in Australia, a BVMS from Murdoch University in Australia and a Ph.D. in Pharmacology and Toxicology from Michigan State University.

Hetal Kocinsky, M.D. Dr. Kocinsky, age 52, has served as Jade’s Chief Medical Officer since September 2024. From December 2022 to August 2024, Dr. Kocinsky served as Vice President of Translational Medicine at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023, where she was responsible for overseeing the clinical elements of an NDA submission, as well as leading early clinical development, clinical pharmacology, toxicology and biomarker functions. From February 2022 to December

2022, Dr. Kocinsky served as Executive Medical Director and, from September 2018 to February 2022, as Senior Medical Director at Apellis Pharmaceuticals, Inc. (Nasdaq: APLS), a biopharmaceutical company, where she was responsible for leading clinical development teams for neurology, hematology and nephrology in various stages of development, ranging from Phase 2 to post- marketing. Prior to Apellis, from 2012 to 2018, Dr. Kocinsky served in various roles of increasing responsibility at Achillion Pharmaceuticals, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Alexion Pharmaceuticals, Inc. in 2020, most recently serving as Executive Medical Director. Prior to Achillion, Dr. Kocinsky was on faculty at Yale University School of Medicine in the Department of Pediatric Nephrology. Dr. Kocinsky received a B.A. from Columbia College, Columbia University and an M.D. from UT Southwestern Medical Center. She completed her residency in Pediatrics at St. Christopher’s Hospital for Children and her fellowship in Pediatric Nephrology at Yale University School of Medicine. She is board-certified in Pediatrics and Pediatric Nephrology.

Elizabeth Balta, J.D. Ms. Balta, age 55, has served as Jade’s General Counsel and Corporate Secretary since October 2024. From September 2021 to March 2024, Ms. Balta served as General Counsel of Icosavax, Inc., a Nasdaq-listed biotechnology company that was acquired by AstraZeneca plc in February 2024, where she led the Legal Affairs function overseeing corporate, transactional, intellectual property and compliance matters. From March 2016 to September 2021, Ms. Balta served as Associate General Counsel of Seagen, Inc., a Nasdaq-listed biotechnology company that was acquired by Pfizer, Inc. in 2023, where she led the Corporate Law function with responsibility for corporate governance, securities law compliance, corporate financings and support of Seagen’s commercial expansion in Europe. Prior to Seagen, Ms. Balta served in various legal roles of increasing responsibility at Oncothyreon (Nasdaq: ONTY), which subsequently was renamed Cascadian Therapeutics and was acquired by Seagen in 2018, Emergent Biosolutions (NYSE: EBS) and Trubion Pharmaceuticals (Nasdaq: TRBN), which was acquired by Emergent Biosolutions in October 2010. Ms. Balta received her B.A. in Human Biology from Stanford University and her J.D. from Harvard Law School.

Christopher Cain, Ph.D. Dr. Cain, age 41, has served as a member of Jade’s board of directors since July 2024. Dr. Cain has served as Director of Research at Fairmount Funds Management LLC, a healthcare investment firm, since April 2020. Prior to Fairmount, Dr. Cain served in various positions, his most recent being Vice President, at healthcare funds, including Samsara BioCapital, LP, a biotherapeutics-focused venture capital fund, from February 2019 to February 2020, Apple Tree Partners, a life sciences-focused venture capital fund, from 2016 to January 2019, and, before that, RA Capital Management, an investment management company, where he invested in both public and emerging private biotechnology companies. Previously, Dr. Cain was a writer and editor at BioCentury Publications. He currently serves as a member of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT). He received a B.A. from the University of California, Santa Barbara and a Ph.D. in Biochemistry and Molecular Biology from the University of California, San Francisco.

The Company believes Dr. Cain is qualified to serve as a member of the Board because of his leadership, scientific, business and managerial experience in the biotechnology industry.

Eric Dobmeier, J.D. Mr. Dobmeier, age 56, has served as a member of Jade’s board of directors since October 2024. Mr. Dobmeier has served as a Venture Partner at Samsara BioCapital, LP, a biotherapeutics- focused venture capital fund, since May 2024. From April 2019 to September 2023, Mr. Dobmeier served as President and Chief Executive Officer at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023. Prior to that role, during 2018, Mr. Dobmeier served as President and Chief Executive Officer at Silverback Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that merged with ARS Pharmaceuticals, Inc. in 2022. From 2002 to 2017, Mr. Dobmeier held positions of increasing responsibility at Seagen, Inc., a Nasdaq-listed biotechnology company that was acquired by Pfizer, Inc. in 2023, most recently serving as Chief Operating Officer. Mr. Dobmeier currently serves as a member of the board of directors of Janux Therapeutics, Inc. (Nasdaq: JANX) and Structure Therapeutics, Inc. (Nasdaq: GPCR), and previously served as a member of the board of directors of Atara Biotherapeutics, Inc. (Nasdaq: ATRA) from March 2015 to June 2024 and Adaptive Biotechnologies (Nasdaq: ADPT) from September 2016 to March 2021. Mr. Dobmeier received his A.B. in History from Princeton University and his J.D. from the University of California, Berkeley School of Law.

The Company believes Mr. Dobmeier is qualified to serve as a member of the Board because of his leadership, business and managerial experience in the biotechnology industry and experience advising, investing in and serving as a director of biotechnology companies.

Tomas Kiselak. Mr. Kiselak, age 38, has served as a member of Jade’s board of directors since July 2024. Mr. Kiselak is a Managing Member at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak serves as the chairman of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN) and as a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), Spyre Therapeutics, Inc. (Nasdaq: SYRE) and Zenas BioPharma, Inc. (Nasdaq: ZBIO). Mr. Kiselak also serves as a director for several private companies. He received a B.S. in Neuroscience and Economics from Amherst College.

The Company believes Mr. Kiselak is qualified to serve as a member of the Board because of his experience advising and serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

Lawrence Klein, Ph.D. Dr. Klein, age 42, has served as a member of Jade’s board of directors since July 2024. Dr. Klein has served as Chief Executive Officer and as a member of the board of directors of Oruka Therapeutics, Inc. (formerly known as ARCA biopharma, Inc.) (Nasdaq: ORKA), a biotechnology company, since August 2024, and served as Chief Executive Officer and as a member of the board of directors of a private biotechnology company formerly known as Oruka Therapeutics, Inc. from February 2024 through the completion of the company’s business combination with Oruka in August 2024. From January 2023 to February 2024, Dr. Klein was a Partner at Versant Venture Management, LLC, a healthcare and biotechnology venture capital firm. Prior to Versant, Dr. Klein served in various positions at CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company, including Chief Operating Officer from January 2020 to October 2022, Chief Business Officer from January 2019 to January 2020, Senior Vice President, Business Development and Strategy from November 2017 to December 2018 and as Vice President, Strategy from February 2016 to November 2017. Before joining CRISPR, Dr. Klein was an Associate Partner at McKinsey & Company, a global management consulting firm, from October 2014 to February 2016. Dr. Klein served as a member of the board of directors of Dyne Therapeutics, Inc. (Nasdaq: DYN) from September 2019 to May 2023 and of Jasper Therapeutics, Inc. (Nasdaq: JSPR) from September 2021 to June 2023. Dr. Klein received his B.S. in Biochemistry and Physics from the University of Wisconsin-Madison and his Ph.D. in Biophysics from Stanford University.

The Company believes Dr. Klein is qualified to serve as a member of the Board because of his business development, operational and senior management experience in the biotechnology industry and his academic expertise and accomplishments.

Erin Lavelle. Ms. Lavelle, age 47, has served as a member of Jade’s board of directors since September 2024. From October 2023 until July 2024, Ms. Lavelle served as the Chief Operating Officer and Chief Financial Officer at ProfoundBio, Inc., a private biotechnology company that was acquired by Genmab A/S in May 2024. Prior to ProfoundBio, Ms. Lavelle served as Chief Operating Officer and Chief Financial Officer at Climb Bio, Inc. (formerly Eliem Therapeutics, Inc.) (Nasdaq: CLYM), a biotechnology company, from October 2020 to March 2023. From April 2018 to February 2020, Ms. Lavelle served as the Chief Operating Officer at Alder BioPharmaceuticals, Inc., a Nasdaq-listed biotechnology company that was acquired by H. Lundbeck A/S in October 2019. In addition to that role, she served as Alder’s appointed director for Vitaeris Inc., a privately held biotechnology company based in Vancouver, British Columbia, Canada. Prior to that, Ms. Lavelle served in various roles at Amgen Inc. (Nasdaq: AMGN) from 2003 to 2018, most recently serving as General Manager Taiwan from September 2017 to April 2018, as Executive Director, Japan Asia Pacific (Hong Kong) from May 2016 to September 2017, and Executive Director, Global Marketing Business Analytics and Insights from June 2014 to May 2016. She started her career as an investment banker in the healthcare group at Merrill Lynch & Co. Ms. Lavelle currently serves as a member of the board of directors of Avalyn Pharma Inc., Aviceda Therapeutics, Inc. and Rivus Pharmaceuticals, Inc., including audit chair of Avalyn and Rivus, and served as a member of the board of directors of Neoleukin Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company, which later became Neurogene Inc. (Nasdaq: NGNE), from May 2020 to December 2023. Ms. Lavelle holds a B.A. in Economics from Yale University.

The Company believes Ms. Lavelle is qualified to serve as a member of the Board because of her experience as an executive officer and director of life sciences companies, her expertise in finance and her background in business development and operations.

Committees of the Board of Directors

Audit Committee

On April 28, 2025, Eric Dobmeier, Lawrence Klein and Erin Lavelle were appointed to the Audit Committee, and Erin Lavelle, an “audit committee financial expert” within the meaning of the SEC regulations, was appointed the chair of the Audit Committee.

Compensation Committee

On April 28, 2025, Christopher Cain, Tomas Kiselak and Erin Lavelle were appointed to the Compensation Committee of the Board (the “Compensation Committee”), and Tomas Kiselak was appointed the chair of the Compensation Committee.

Nominating and Corporate Governance Committee

On April 28, 2025, Christopher Cain, Eric Dobmeier and Lawrence Klein were appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and Lawrence Klein was appointed the chair of the Nominating Committee.

Non-Employee Director Compensation Program

Non-employee members of the Board are eligible to receive cash and equity compensation in accordance with our non-employee director compensation program. This program provides for the following annual cash retainers:

Annual Retainer
Board Retainers
Chair	$70,000
Non-Chair Member	$40,000
Audit Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Compensation Committee Retainers:
Chair	$12,000
Non-Chair Member	$6,000
Nominating and Corporate Governance Committee Retainers
Chair	$10,000
Non-Chair Member	$5,000

In connection with the Company’s annual meeting of stockholders, each non-employee member of the Board will receive an annual grant of stock options to purchase shares of common stock equal to 0.038% of the Company, which will vest on the earlier of the next annual shareholder meeting or the first anniversary of the date of grant. In addition, in connection with a non-employee director’s initial appointment to the Board, they will receive an initial grant of stock options to purchase shares of common stock equal to 0.077% of the Company, in connection with a director’s appointment to the Board, subject to vesting in equal monthly installments through the third anniversary of the date of grant.

All members of the Board are also reimbursed for reasonable and documented out-of-pocket travel and lodging expenses incurred in connection with attending meetings and activities of the Board and its committees.

Amended and Restated Employment Agreements

On April 28, 2025, the Company and each of Tom Frohlich, Jonathan Quick, Andrew King, and Hetal Kocinsky, entered into amended and restated employment letter agreements (the “Amended Agreements”). In addition to ministerial changes, the Amended Agreements revised each executive’s potential severance benefits and payments.

Under Mr. Frohlich’s Amended Agreement, in the event of a termination without cause or resignation for good reason more than three months prior to or more than 12 months following a change in control of the Company, he would be eligible to receive: (i) severance payments equal to 12 months of his base salary plus 15% to account for lost benefits, (ii) accelerated vesting of 30% of the unvested portion of any outstanding time-based equity awards (unless such termination occurs prior to January 1, 2026), and (iii) any bonus earned but unpaid for the prior year; however, if such termination occurs within three months prior to or within 12 months following a change in control of the Company, he would instead be eligible to receive: (A) severance payments equal to 1.5 times the sum of his base salary and target bonus plus 15% of his base salary to account for lost benefits, (B) accelerated vesting of all outstanding time-based equity awards, and (C) any bonus earned but unpaid for the prior year. In addition, Mr. Frohlich received an increase to his base salary to $630,000 and his target annual bonus to 55% of his base salary.

Under Mr. Quick’s Amended Agreement, in the event of a termination without cause more than three months prior to or more than 12 months following a change in control of the Company, he would be eligible to receive: (i) severance payments equal to nine months of his base salary, (ii) any bonus earned but unpaid for the prior year, and (iii) Company-subsidized continuation coverage under the Company’s group health plans for up to nine months; however, in the event of a termination without cause or resignation for good reason within three months prior to or within 12 months following a change in control of the Company, he would instead be eligible to receive: (A) severance payments equal to 0.75 times the sum of his base salary and target bonus, (B) accelerated vesting of all outstanding time-based equity awards, (C) any bonus earned but unpaid for the prior year, and (D) an amount equal to nine months of the employer contributions under the Company’s group health plans. In addition, Mr. Quick’s base salary was increased to $360,000 under his Amended Agreement.

Under Dr. King’s and Dr. Kocinsky’s Amended Agreements, in the event of a termination without cause or resignation for good reason more than three months prior to or more than 12 months following a change in control of the Company, they would be eligible to receive: (i) severance payments equal to 12 months of their respective base salary, (ii) any bonus earned but unpaid for the prior year, and (iii) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months; however, if such termination occurs within three months prior to or within 12 months following a change in control of the Company, they would instead be eligible to receive: (A) severance payments equal to 1.5 times their respective base salary and their respective target bonus, (B) accelerated vesting of all outstanding time-based equity awards, (C) any bonus earned but unpaid for the prior year, and (D) an amount equal to 12 months of the employer contributions under the Company’s group health plans. In addition, Dr. King’s Amended Agreement also provided for an increased base salary of $525,000 and an increased target annual bonus of 45% of his base salary, and Dr. Kocinsky’s Amended Agreement also provided for an increased base salary of $475,000.

The foregoing description of the Amended Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended Agreements, copies of which are attached hereto as Exhibits 10.13, 10.14, 10.15 and 10.16 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Certificate of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Nevada Articles of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Nevada Bylaws

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 28, 2025, in connection with the Closing, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by Aerovate’s board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•

establishes the Company’s policies and standards with respect to (i) conflicts of interest, gifts and corporate opportunities, (ii) fair dealing, confidential information, privacy and use of Company assets and systems, (iii) legal and regulatory compliance, insider trading and anti-corruption standards, including pursuant to the Foreign Corrupt Practices Act, (iv) the Company’s disclosure obligations and recordkeeping procedures and (v) anti-discrimination, equal employment opportunity and health and safety;

•	establishes the Company’s whistleblower hotline and procedures for reporting potential violations; and

•	establishes the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material provisions of the Merger Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement” beginning on page 155 and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 28, 2025, the Company issued a press release announcing the consummation of the Merger, which is included in this Current Report on Form 8-K as Exhibit 99.1.

The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements of Jade as of December 31, 2024 and June 18, 2024 and for the period from June 18, 2024 (inception) to December 31, 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-22 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Aerovate and Jade as of and for the year ended December 31, 2024 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1†	Agreement and Plan of Merger, dated as of October 30, 2024, by and among Aerovate Therapeutics, Inc., Caribbean Merger Sub I, Inc., Caribbean Merger Sub II, LLC and Jade Biosciences, Inc. (incorporated by reference to Exhibit 2.1 to Aerovate Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-40544) filed with the SEC on October 31, 2024).

2.2*	Nevada Plan of Conversion.

3.1*	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Aerovate, effective April 28, 2025 (Authorized Share Increase).

3.2*	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Aerovate, effective April 28, 2025 (Reverse Stock Split).

3.3*	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Aerovate, effective April 28, 2025 (Name Change).

3.4*	Nevada Articles of Incorporation of the Company.

3.5*	Nevada Bylaws of the Company.

3.6*	Delaware Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, effective April 28, 2025.

3.7*	Nevada Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, effective April 28, 2025.

4.1*	Form of Pre-Funded Warrant.

10.1	Form of Jade Support Agreement (incorporated by reference to Exhibit 10.2 to Aerovate Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-40544) filed with the SEC on October 31, 2024).

10.2	Form of Aerovate Support Agreement (incorporated by reference to Exhibit 10.1 to Aerovate Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-40544) filed with the SEC on October 31, 2024).

10.3	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to Aerovate Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-40544) filed with the SEC on October 31, 2024).

10.4†	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.4 to Aerovate Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-40544) filed with the SEC on October 31, 2024).

10.5	Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.6 to Aerovate Therapeutics, Inc.’s Form S-4 (File No. 333-283562), filed with the SEC on March 14, 2025).

10.6#	Jade Biosciences, Inc. Amended and Restated 2024 Equity Incentive Plan and the Form of Stock Option Agreement thereunder (incorporated by reference to Exhibit 10.7 to Aerovate Therapeutics, Inc.’s Form S-4 (File No. 333-283562), filed with the SEC on December 2, 2024).

10.7*	First Amendment to the Jade Biosciences, Inc. 2024 Equity Incentive Plan

10.8#*	Separation Agreement and Release, by and between Aerovate Therapeutics, Inc. and Timothy Noyes, dated as of April 18, 2025.

10.9#*	Separation Agreement and Release, by and between Aerovate Therapeutics, Inc. and George Eldridge, dated as of April 18, 2025.

10.10#*	Jade Biosciences, Inc. 2025 Stock Incentive Plan.

10.11#*	Jade Biosciences, Inc. 2025 Employee Stock Purchase Plan.

10.12#	Form of Restricted Stock Purchase Agreement (incorporated by reference to Exhibit 10.10 to Aerovate Therapeutics, Inc.’s Form S-4, filed on December 3, 2024, File No. 333-283562).

10.13#*	Amended and Restated Employment Agreement, between Jade Biosciences, Inc. and Tom Frohlich, dated as of April 28, 2025.

10.14#*	Amended and Restated Employment Agreement, between Jade Biosciences, Inc. and Andrew King, dated as of April 28, 2025.

10.15#*	Amended and Restated Employment Agreement, between Jade Biosciences, Inc. and Jonathan Quick, dated as of April 28, 2025.

10.16#*	Amended and Restated Employment Agreement, between Jade Biosciences, Inc. and Hetal Kocinsky, dated as of April 28, 2025.

10.17#*	Amended and Restated Employment Agreement, between Jade Biosciences, Inc. and Elizabeth Balta, dated as of April 28, 2025.

10.18†††	Antibody Discovery and Option agreement, dated July 24, 2024, by and between Paragon Therapeutics, Inc., Parade Biosciences Holding, LLC and Jade Biosciences, Inc. (incorporated by reference to Exhibit 10.16 to Aerovate Therapeutics, Inc.’s Form S-4, filed on December 3, 2024, File No. 333-283562).

10.19†††	Amendment No. 1 to Antibody Discovery and Option Agreement, dated as of September 27, 2024 (incorporated by reference to Exhibit 10.17 to Aerovate Therapeutics, Inc.’s Form S-4, filed on December 3, 2024, File No. 333-283562).

10.20†††	Amended and Restated Biologics Master Services Agreement, effective February 3, 2025, by and between WuXi Biologics (Hong Kong) Limited and Jade Biosciences, Inc. (incorporated by reference to Exhibit 10.18 to Aerovate Therapeutics, Inc.’s Form S-4/A, filed on February 24, 2025, File No. 333-283562).

10.21†††	APRIL License Agreement, dated October 30, 2024, by and between Paragon Therapeutics, Inc. and Jade Biosciences, Inc. (incorporated by reference to Exhibit 10.19 to Aerovate Therapeutics, Inc.’s Form S-4, filed on December 3, 2024, File No. 333-283562).

10.22†††	Amended and Restated Cell Line License Agreement, effective February 3, 2025, by and between WuXi Biologics Ireland Limited and Jade Biosciences, Inc. (incorporated by reference to Exhibit 10.20 to Aerovate Therapeutics, Inc.’s Form S-4/A, filed on February 24, 2025, File No. 333-283562).

14.1*	Code of Business Conduct and Ethics of Jade Biosciences, Inc.

16.1*	Letter from KPMG LLP, dated May 1, 2025.

21.1*	List of Subsidiaries of Jade Biosciences, Inc.

99.1*	Press Release, issued on April 28, 2025.

99.2*	Unaudited Pro Forma Financial Statements of Jade Biosciences, Inc. and Aerovate Therapeutics, Inc. as of and for the year ended December 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
#	Indicates management contract or compensatory plan.
†

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

††	Portions of this exhibit (indicated by “[***]”) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.
(Registrant)

Date: May 1, 2025	By:	/s/ Tom Frohlich
	Name:	Tom Frohlich
	Title:	Chief Executive Officer